UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2007

GOLDEN POND HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33798	26-0183099
(Commission File Number)	(IRS Employer Identification Number)

1120 Post Road, 2nd Floor

Darien, CT 06820

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 655-3215

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 6, 2007, pursuant to the terms of that certain Underwriting Agreement, dated as of November 6, 2007, by and between Golden Pond Healthcare, Inc. (the “Company”) and Deutsche Bank Securities Inc., as representative of the underwriters, the unexercised balance of the underwriters’ over-allotment option to purchase additional Units expired.

In addition, the Company announced that, commencing on December 13, 2007 the holders of the Company’s Units may elect to separately trade the Common Stock and Warrants included in such Units. The Units not separated will continue to trade on the American Stock Exchange under the symbol GPH.U, and each of the shares of common stock of the Company and warrants to purchase shares of common stock of the Company will trade on the American Stock Exchange under the symbols GPH and GPH.WS, respectively.

A copy of the Press Release issued by the Company announcing the expiration of the over-allotment option and the separate trading of the securities underlying the Units is included as Exhibit 99.1 to this Current Report on Form 8-K.

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Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits.

Exhibit 99.1 — Press Release dated December 6, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION SERVICES GROUP, INC.

Date: December 6, 2007	By:	/s/ Stephen F. Wiggins
Stephen F. Wiggins
Chairman and President

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Index to Exhibits

Exhibit No.	Exhibit Title
99.1	Press Release dated December 6, 2007.

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